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                                                                EXHIBIT 23(e)

To Substance Abuse Technologies, Inc.
c/o Gold & Wachtel, LLP
110 East 59th Street
New York, New York 10022


        We hereby consent to the reference to our firm in the subsection "Rights of Dissenting U.S. Drug Stockholders" of the section "The Consent Procedure" under the caption "Terms of the Transaction" on page 46 of the Amendment No. 2 to Registration Statement on the Form S-4, File No. 333-4790, of Substance Abuse Technologies, Inc.


                                                Very truly yours,

                                                Prickett, Jones, Elliott,
                                                     Kristol & Schnee


                                                BY  /s/ John H. Small
                                                  --------------------------
                                                       JOHN H. SMALL

Dated: April 8, 1997

                                      E-51